Exhibit 10(xiii)

[FIRST NIAGARA LETTERHEAD]

GENERAL SECURITY AGREEMENT

                    1.         SECURITY INTEREST.         TAYLOR DEVICES, INC., a corporation organized under the law of the State of New York and having its chief executive office at, 90 Taylor Drive, North Tonawanda, New York 14120-6832, (the "Debtor"), hereby grants to FIRST NIAGARA BANK, a federally chartered financial institution with its chief executive office at 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514, (the "Secured Party") a continuing security interest ("Security Interest") in all property of Debtor described in Schedule A annexed hereto and made part hereof and on any separate schedule(s) at any time or from time to time furnished by Debtor to Secured Party, (all of which are hereby deemed part of this Agreement) whether or not affixed to realty, in all Proceeds and Products thereof in any form, in all parts, accessories, attachments, special tools, additions, replacements, substitutions and accessions thereto or therefor, in all supporting obligations thereof and in all increases or profits received therefrom (the "Collateral").

                    2.         INDEBTEDNESS SECURED.         The Security Interest granted by Debtor secures the payment, performance and observance of all loans, advances, debts, liabilities, obligations, covenants and duties owing by Debtor to Secured Party or any affiliate of Secured Party of any kind or nature, present or future, however evidenced, whether arising under this Agreement or any other loan, note, letter of credit, collateral or other agreement or by operation of law, and whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, including, without limitation, all interest, charges, expenses, commitment or facility fees, collateral management or other fees, including reasonable attorneys' fees and expenses, and any other amounts payable by Debtor under this Agreement or any other agreements between Debtor and Secured Party whether executed in connection herewith or otherwise (collectively, the "Indebtedness").

                    3.         REPRESENTATIONS AND WARRANTIES OF DEBTOR.         Debtor represents and warrants, and so long as any Indebtedness remains unpaid shall be deemed continuously to represent and warrant, that:

                                (a)         Debtor is the owner of the Collateral free and clear of all security interests, liens or other encumbrances, except the Security Interest and except as set forth on Schedule B annexed hereto ("Permitted Liens").

                                (b)         Debtor has the power and authority to own the Collateral, to grant the Security Interest and to enter into and perform this Agreement and any other document or instrument delivered in connection herewith;

                    4. COVENANTS OF DEBTOR.

                                (a)         Debtor will defend the Collateral against the claims and demands of all other parties including, without limitation, defenses, setoffs, claims and counterclaims asserted by any obligor against Debtor and/or Secured Party, will keep the Collateral free from all security interests, liens or other encumbrances, except for Permitted Liens, and will not sell, transfer, lease, assign, deliver or otherwise dispose of any Collateral or any interest therein without the prior written consent of Secured Party except for sales of Inventory and payment of expenses in the ordinary course of Debtor's business;

                                (b)         Debtor will keep, in accordance with generally accepted accounting principles consistently applied, accurate and complete records concerning the Collateral, and at Secured Party's request, Debtor will mark any and all such records to indicate the Security Interest and will permit Secured Party or its agents to inspect the Collateral and to audit and make extracts from such records or any of Debtor's books, ledgers, financial reports, correspondence or other records;

                                (c)         Except in connection with Permitted Liens, Debtor will deliver to Secured Party, upon demand, any instruments, documents and chattel paper constituting, representing or relating to the Collateral or any part thereof and any schedules, invoices, shipping documents, delivery receipts, purchase orders, contracts or other documents representing or relating to the Collateral or any part thereof;

                                (d)         Without thirty (30) days prior written notice to Secured Party, Debtor will not change its business addresses or chief executive office, will not change the address at which all records concerning the Collateral are kept or will not make any change in Debtor's name, identity or organizational status;

                                (e)         Debtor will keep the Collateral in good condition, working order and repair and will not use the Collateral in violation of any provisions of this Agreement, any applicable law or governmental regulation or of any policy insuring the Collateral, unless the failure to so keep the Collateral will not have a material adverse effect on Debtor or the business, operation, assets or affairs of Debtor;

                                (f)         Debtor will pay all taxes, assessments and other charges of every nature which may be levied or assessed against the Collateral other than taxes, assessments, fees and charges being contested in good faith by appropriate proceedings being diligently pursued and will at all times keep the Collateral insured against loss, damage, theft and other risks, in such amounts, with such insurance carriers and under such form of policies as shall be reasonably acceptable to Secured Party, and which policies of insurance shall provide that all losses thereunder shall be payable to Secured Party, as its interest may appear, and Secured Party may apply any proceeds of such insurance received by it toward payment of any of the Indebtedness, whether or not due, in such order of application as Secured Party may determine, and the original or duplicates of such policies of insurance or certificates thereof shall be delivered to Secured Party, upon its request;

                                (g)         Debtor will not permit any part of the Collateral to be or become an accession to other goods not covered by this Agreement; and

                                (h)         Debtor will execute and deliver to Secured Party such certificates of title, financing statements, assignments and other documents and will take such other actions relating to the Security Interest and the perfection thereof as Secured Party may reasonably request and will pay all costs of title searches and filing financing statements, certificates of title, assignments and other documents in all public offices requested by Secured Party.

                    5. VERIFICATION OF COLLATERAL.         Secured Party shall have the right to verify all or any Collateral in any manner and through any medium Secured Party may consider appropriate, and Debtor agrees to furnish all assistance and information and perform any acts which Secured Party may reasonably require in connection therewith.

                    6. NOTIFICATION AND PAYMENTS.         Secured Party may notify Debtor in writing, at any time after the occurrence of an Event of Default, and without waiving in any manner the Security Interest, that any payments on account of and from the Collateral received by Debtor (a) shall be held by Debtor in trust for Secured Party in the same medium in which received, (b) shall not be commingled with any assets of Debtor and (c) shall be turned over to Secured Party not later than the next business day following the day of their receipt.

                    7. EVENTS OF DEFAULT.

                                (a)         Any of the following events or conditions shall constitute an Event of Default: (i) nonpayment when due, of any part of the Indebtedness or any sum payable according to the terms of this Agreement; (ii) the filing by or against Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by Debtor for the benefit of creditors; the appointment of a receiver or trustee for Debtor, or for any assets of Debtor, if any, including, without limitation, the appointment of or taking possession by a "custodian", as defined in the Federal Bankruptcy Code; the institution by or against Debtor of any other type of insolvency proceeding (under the Federal Bankruptcy Code or otherwise), or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of Debtor or Borrower; (iii) the sale, assignment, transfer or delivery of all or substantially all of the assets of any obligor of the Indebtedness; the cessation by any obligor of the Indebtedness as a going business concern; the entry of judgment against any obligor of the Indebtedness other than a judgment for which such obligor is fully insured, if ten (10) days thereafter such judgment is not satisfied, vacated, bonded or stayed pending appeal; if any obligor of the Indebtedness is generally not paying its debts as such debts become due; (iv) default by Debtor in the performance of any covenant, obligation, term or condition of this Agreement or any instrument or agreement which evidences the Indebtedness or pursuant to which the Indebtedness is incurred; or (v) if any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Debtor, or any other obligor of the Indebtedness, pursuant to or in connection with this Agreement, or otherwise (including, without limitation, representations and warranties contained herein), or as an inducement to Secured Party to extend any credit to or to enter into any agreement with Debtor proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or to have omitted any substantial contingent or unliquidated liability or claim against Debtor or any other obligor of the Indebtedness; or, if upon the date of execution of this Agreement, there shall have been any materially adverse change in any of the facts disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed in writing to Secured Party at or prior to the time of such execution;

                                (b)         Upon the occurrence of an Event of Default, Secured Party's rights and remedies with respect to the Collateral shall be those of a Secured Party under the Uniform Commercial Code and under any other applicable law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between Debtor and Secured Party. Without in any way limiting the foregoing, Secured Party, upon the occurrence and during the continuance of an Event of Default, may at any time and from time to time, with or without judicial process, enter upon any premises in which any Collateral may be located and, without resistance or interference by Debtor, take possession of the Collateral; and/or dispose of any Collateral on any such premises; and/or require Debtor to assemble and make available to Secured Party at the expense of Debtor any Collateral at any place or time designated by Secured Party; and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof. Secured Party may apply the net proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorney's fees and all legal, travel and other expenses incurred by Secured Party in attempting to collect any part of the Indebtedness or enforcing this Agreement; and then to the Indebtedness in such order of application as Secured Party may elect; and Debtor shall remain liable and will pay to Secured Party on demand the amount of any deficiency remaining, together with interest thereon at the highest rate then payable on the Indebtedness.

                                (c)         Without in any way requiring notice to be given in the following manner, Debtor agrees that any notice by Secured Party of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Debtor if such notice is mailed by regular mail, postage prepaid, at least ten (10) days prior to such action, to the address set forth above as the location of Debtor's chief executive office or to any other address which Debtor has specified in writing to Secured Party as the address to which notices hereunder shall be given to Debtor.

                                (d)         Debtor agrees to pay on demand all reasonable costs and expenses incurred by Secured Party in enforcing this Agreement, in realizing upon or protecting any Collateral and in enforcing and collecting any Indebtedness or any guaranty thereof, including, without limitation, if Secured Party retains counsel for advice, suit, insolvency proceedings or any of the above purposes, the reasonable counsel's fees and expenses incurred by Secured Party.

                    8.         MISCELLANEOUS.

                                (a)         Debtor hereby appoints Secured Party as attorney-in-fact of Debtor, irrevocably and with power of substitution, in the same manner, to the same extent and with the same effect as if Debtor were to do the same to file financing statements relating to the Collateral without Debtor's signature thereon or to execute and file any such financing statement in Debtor's name, all as Secured Party may deem appropriate to perfect and continue the Security Interest; upon the occurrence and during the continuance of an Event of Default (i) to make, adjust or settle and receive payment on any insurance claims with respect to the Collateral; (ii) to endorse the name of Debtor on any instruments, documents or other evidences of the Collateral that may come into Secured Party's possession; (iii) to execute proofs of claim and loss; (iv) to execute endorsements, assignments or other instruments of conveyance or transfer; and (v) to perform all other acts which Secured Party deems appropriate to protect and preserve the Collateral and to enforce the terms of this Agreement. The agency hereunder is unconditional and shall not terminate until all of the Indebtedness is paid in full.

                                (b)         Upon Debtor's failure to perform any of its covenants or obligations hereunder, Secured Party may, but shall not be obligated to, perform any or all such covenants or obligations, and Debtor shall pay an amount equal to the expense thereof to Secured Party upon demand by Secured Party, and all such amounts shall become part of the Indebtedness secured hereby.

                                 (c)         No course of dealing and no delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Secured Party may remedy any default by Debtor hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Debtor. All rights and remedies of Secured Party hereunder are cumulative, and are in addition to any and all rights and remedies available to Secured Party under the Uniform Commercial Codes and other applicable law in effect from time to time.

                                (d)         Secured Party shall have no obligation to take, and Debtor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all prior parties to any instrument or chattel paper constituting Collateral whether or not in Secured Party's possession. Secured Party shall not be responsible to Debtor for loss or damage resulting from Secured Party's failure to enforce or collect any Collateral or to collect any moneys due or to become due thereunder. Debtor waives protest of any instrument constituting Collateral at any time held by Secured Party on which Debtor is in any way liable and waives notice of any other action taken by Secured Party.

                                (e)         Upon and at any time and from time to time after any occurrence or existence of any Event of Default, if Debtor and Borrower are the same, Secured Party shall have the right to place an administrative hold on, and setoff against each obligation of Debtor pursuant to this Agreement, each obligation of Secured Party in any capacity to Debtor, whether now existing or hereafter arising or accruing, whether or not then due and whether pursuant to any Deposit Account or certificate of deposit or otherwise. Such setoff shall become effective at the time the Secured Party opts therefor even though evidence thereof is not entered in the records of the Secured Party until later.

                                (f)         The rights and benefits of Secured Party hereunder shall, if Secured Party so agrees, inure to any party acquiring any interest in the Indebtedness or any part thereof.

                                (g)         Secured Party and Debtor as used herein shall include the heirs, distributees, executors or administrators, or successors or assigns, of those parties.

                                (h)         No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be binding except by a written agreement subscribed by Debtor and by a duly authorized officer of Secured Party.

                                (i)         This Agreement and the transaction evidenced hereby shall be construed under the laws of New York State as the same may from time to time be in effect. All terms, unless otherwise defined in this Agreement or in any financing statement, shall have the definitions set forth in the Uniform Commercial Code adopted in New York State, as the same may from time to time be in effect. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

                                (j)         This Agreement is and is intended to be a continuing Security Agreement and shall remain in full force and effect until all of the Indebtedness and any extensions or renewals thereof shall be paid in full.

                    9. CONSENTS AND WAIVERS RELATING TO LEGAL PROCEEDINGS.

                                (a)         DEBTOR KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (i) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY SECURED PARTY AND ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY OF THE OBLIGATIONS, ANY OF THE COLLATERAL OR ANY OTHER COLLATERAL TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF NEW YORK OR A COURT OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK, (ii) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING, AND (iii)  CONSENTS TO EACH SUCH FINAL JUDGMENT BEING SUED UPON IN ANY COURT HAVING JURISDICTION WITH RESPECT THERETO AND ENFORCED IN THE JURISDICTION IN WHICH SUCH COURT IS LOCATED AS IF ISSUED BY SUCH COURT.

                                (b)         DEBTOR (i) KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT DEBTOR MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, ANY ACTION OR OTHER LEGAL PROCEEDING, WHETHER BASED ON ANY CONTRACT OR NEGLIGENT, INTENTIONAL OR OTHER TORT OR OTHERWISE, ARISING OUT OF OR OTHERWISE RELATING TO (A) THIS AGREEMENT, ANY OF THE OBLIGATIONS, ANY OF THE COLLATERAL OR ANY OTHER COLLATERAL, (B) ANY TRANSACTION ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY OF THE OBLIGATIONS, ANY OF THE COLLATERAL OR ANY OTHER COLLATERAL OR (C) ANY NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, ANY OF THE OBLIGATIONS, ANY OF THE COLLATERAL OR ANY OTHER COLLATERAL AND (ii) CERTIFIES THAT NEITHER THE SECURED PARTY NOR ANY REPRESENTATIVE OF THE SECURED PARTY HAS REPRESENTED TO THE DEBTOR THAT THE SECURED PARTY WILL NOT SEEK TO ENFORCE THE WAIVER MADE BY THE DEBTOR IN THIS SECTION 9(b).

Dated this 7th day of August, 2009.

TAYLOR DEVICES, INC., a New York corporation By: /s/Mark V. McDonough Name: Mark V. McDonough Title: CFO

SCHEDULE A

The "Collateral" means collectively, wherever located, whether now owned or hereafter acquired or now existing or hereafter arising or accruing, all right, title and interest of the Debtor in and to (i) Accounts, Chattel Paper, Deposit Accounts, Documents, General Intangibles (including, but not limited to Intellectual Property, Payment Intangibles, Software, licenses, franchises and customer information), Goods (including, but not limited to Equipment, Fixtures and Inventory), Instruments, Investment Property, Letter-of-Credit Rights, money and other personal property and (ii) to the extent not referred to in clause (i) of this sentence, (A) Supporting Obligations and incidental property rights incident to, arising or accruing pursuant to or otherwise relating to any of the things referred to in clause (i) of this sentence, whether arising or accruing from any action taken by the Debtor or Secured Party or otherwise, (B) Proceeds, other proceeds and Products of any of the things referred to in clauses (i) and (ii)(A) of this sentence and (C) Records relating to any of the things referred to in clauses (i) and (ii)(A) and(B) of this sentence.

All terms, unless otherwise defined in this Agreement or in any financing statement, shall have the definitions set forth in the Uniform Commercial Code adopted in New York State, as the same may from time to time be in effect.

SCHEDULE B

Permitted Liens shall mean:

                    (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

                    (b) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                    (c) Liens of mechanics, materialmen, warehousemen, carriers or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                    (d) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                    (e) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by the Debtor in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

                    (f) Purchase money security interests granted to secure the purchase price of assets, provided that each such lien is confined solely to the property so purchased; and

                    (g) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful process, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of the Debtor, or materially impair the use thereof in the operation of their business taken as a whole:

                                (i) Claims or liens for taxes, assessments or charges due and payable;

                                (ii) Claims, liens and encumbrances upon, and defects of title to, real or personal property, including any attachment of personalty or real property or other legal process prior to adjudication of a dispute on the merits;

                                (iii) Claims or liens of mechanics, materialmen, warehousemen, carriers or other like liens;

                                (iv) Adverse judgments on appeal; and

                                (v) Other liens incidental to the conduct of the Debtor's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the Secured Party's rights in and to the Collateral or the value of the Debtor's property or assets or which do not materially impair the use thereof in the operation of the Debtor's business.